                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)    December 23, 1998
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                             SILVERADO FOODS, INC.
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            (Exact name of registrant as specified in its charter)


          Oklahoma                     1-13260                  73-1369218
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(State or other jurisdiction      (Commission File           (I.R.S. Employer
      of incorporation)                Number)              Identification No.)


5727 South Lewis, Suite 125, Tulsa, Oklahoma                       74105
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code      918/742-4295


               6846 S. Canton, Suite 110, Tulsa, Oklahoma 74136
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         (Former name or former address, if changed since last report)
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Item 2.   Acquisition or Disposition of Assets

          On December 23, 1998, the Registrant disposed of substantially all of the business, operations and assets of its Nonni's Biscotti business to Swander Pace Capital Fund, L.P., SPC GP Fund, LLC, SPC Executive Advisers Fund, LLC, SPC Associates Fund, LLC, Silver Brands Partners, L.P., Rodney James Sands, Timothy G. Bruer, Albert Lee Story, and Jan
          R. Grywczynski (collectively, "Buyer") through a recapitalization. The recapitalization was effected through the Registrant's wholly-owned subsidiary, Nonni's Food Company, Inc. (formerly known as Mom's Best Services, Inc., "Existing Sub"). The transaction included certain receivables, inventories, manufacturing equipment, and the assumption of certain liabilities. The Registrant's Nonni's biscotti business total revenues in 1997 were $14.8 million ( 62% of total Registrant revenues).

          The value realizable by the Registrant pursuant to the recapitalization is approximately $28 million. The Buyer paid cash at closing of $15.4 million, which amount had been adjusted from cash to be received at closing to reflect the assumption of an additional $500,000 of payables. The Registrant has the opportunity to realize an additional $11,000,000 in three earnout payments in 1999, based upon the Nonni's biscotti business achieving certain earnings before interest, taxes, depreciation and amortization targets. The Registrant also retained a 10% minority investment in the common equity of the Existing Sub.

          Prior to the recapitalization Timothy G. Bruer was the president and chief executive officer and a director of the Registrant and Albert Lee Story and Jan R. Grywczynski were employees of the Registrant. Following the recapitalization Messrs. Bruer, Story and Grywczynski will no longer be employed by the Registrant; however Mr. Bruer will remain a director of the Registrant.

          The recapitalization was described in the Registrant's Proxy Statement for Annual Meeting of Shareholders (the "Proxy Statement"), which was filed with the Commission on November 27, 1998. For further information with respect to the recapitalization, see the Proxy Statement.


Item 7.   Financial Statements and Exhibits

          Pro forma condensed consolidated financial statements of the Registrant required pursuant to Article 11 of Regulation S-X, which present the pro forma effects of the transactions described in Item 2 above are included in the Proxy Statement.
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          The following is a list of all exhibits filed as part of this Form
          8-K.

          Exhibit No.  Description of Exhibit
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             10.1      Agreement Relating to Agreement of Stock Purchase and
                       Sale dated December 23, 1998.

             10.2 Second Agreement Relating to Agreement of Stock Purchase and Sale dated January 5, 1999
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                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SILVERADO FOODS, INC.



                                    By: /s/ Jason Bryan
                                        ________________________________________
                                        Jason Bryan
                                        Vice President & Chief Financial Officer

Date:  January 7, 1999